Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2025.

WAUWATOSA, WI – 4/22/25– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $3.0 million, or $0.17 per diluted share, for the quarter ended March 31, 2025 compared to $3.0 million, or $0.16 per diluted share, for the quarter ended March 31, 2024.

"The Community Banking segment continues to perform well in a challenging interest rate environment,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "We increased net interest income 6.9% at the Community Banking segment and net interest margin increased 32 bps compared to the quarter ended March 31, 2024. Asset quality continues to remain strong and low historical loan losses are reflected in the decrease in provision for credit losses during the quarter. The Mortgage Banking segment pre-tax loss reflects a market-wide decrease in loan origination volumes and elevated legal expense associated with the final settlement of a previously disclosed lawsuit. In spite of the results of the Mortgage Banking segment, Waterstone Financial, Inc. exceeded the prior year's same quarter earnings per share, added to book value per share through our share repurchase program and maintained our strong quarterly dividend."

Highlights of the Quarter Ended March 31, 2025

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $3.0 million for the quarters ended March 31, 2025 and March 31, 2024.
●	Consolidated return on average assets (annualized) was 0.57% for the quarter ended March 31, 2025 and 0.56% for the quarter ended March 31, 2024.
●	Consolidated return on average equity (annualized) was 3.61% for the quarter ended March 31, 2025 and 3.56% for the quarter ended March 31, 2024.
●	Dividends declared during the quarter ended March 31, 2025 totaled $0.15 per common share.
●	During the quarter ended March 31, 2025, we repurchased approximately 237,000 shares at a cost (including the federal excise tax) of $3.2 million, or $13.37 per share.
●	Nonperforming assets as a percentage of total assets was 0.35% at March 31, 2025, 0.28% at December 31, 2024, and 0.23% at March 31, 2024.
●	Past due loans as a percentage of total loans was 0.67% at March 31, 2025, 0.95% at December 31, 2024, and 0.64% at March 31, 2024.
●	Book value per share was $17.70 at March 31, 2025 and $17.53 at December 31, 2024.

Community Banking Segment

●	Pre-tax income totaled $6.1 million for the quarter ended March 31, 2025, which represents a $1.8 million, or 41.7%, increase compared to $4.3 million for the quarter ended March 31, 2024.
●	Net interest income totaled $12.4 million for the quarter ended March 31, 2025, which represents a $805,000, or 6.9%, increase compared to $11.6 million for the quarter ended March 31, 2024.
●	Average loans held for investment totaled $1.67 billion during the quarter ended March 31, 2025, which represents an increase of $10.7 million, or 0.6%, compared to $1.66 billion for the quarter ended March 31, 2024. The increase was primarily due to increases in the commercial real estate and multi-family mortgages. Average loans held for investment decreased $6.8 million compared to $1.68 billion for the quarter ended December 31, 2024. The decrease was primarily due to decreases in construction and multi-family mortgages.
●	Net interest margin increased 32 basis points to 2.47% for the quarter ended March 31, 2025 compared to 2.15% for the quarter ended March 31, 2024, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decrease in cost of borrowings offset by an increase in weighted average cost of deposits. Net interest margin increased five basis points compared to 2.42% for the quarter ended December 31, 2024, primarily driven by decreases in weighted average cost of deposits and borrowings.
●	Past due loans at the community banking segment totaled $7.6 million at March 31, 2025, $12.8 million at December 31, 2024, and $8.1 million at March 31, 2024.

●

The segment had a negative provision for credit losses related to funded loans of $314,000 for the quarter ended March 31, 2025 compared to a provision for credit losses related to funded loans of $35,000 for the quarter ended March 31, 2024.  The current quarter decrease was primarily due to decreases in historical loss rates and loan portfolio balances offset by an increase in the commercial real estate loan qualitative factors primarily related to increases in economic risks and internal asset quality risks. The negative provision for credit losses related to unfunded loan commitments was $204,000 for the quarter ended March 31, 2025 compared to a provision for credit losses related to unfunded loan commitments of $70,000 for the quarter ended March 31, 2024. The negative provision for credit losses related to unfunded loan commitments for the quarter ended March 31, 2025 was due primarily to a decrease in construction loans that are currently waiting to be funded compared to the prior quarter end and decrease in historical loss rates.

●	The efficiency ratio, a non-GAAP ratio, was 59.66% for the quarter ended March 31, 2025, compared to 65.17% for the quarter ended March 31, 2024.
●	Average core retail deposits (excluding brokered and escrow accounts) totaled $1.28 billion during the quarter ended March 31, 2025, an increase of $87.6 million, or 7.4%, compared to $1.19 billion during the quarter ended March 31, 2024. Average deposits increased $2.9 million, or 0.9% annualized, compared to $1.27 billion for the quarter ended December 31, 2024. The increases were primarily due to an increase in certificates of deposit balances. The segment had $84.1 million in brokered certificate of deposits at March 31, 2025.

Mortgage Banking Segment

●	Pre-tax loss totaled $2.2 million for the quarter ended March 31, 2025, compared to a $369,000 of pre-tax income for the quarter ended March 31, 2024.
●	Loan originations decreased $97.4 million, or 20.1%, to $387.7 million during the quarter ended March 31, 2025, compared to $485.1 million during the quarter ended March 31, 2024. Origination volume relative to purchase activity accounted for 87.5% of originations for the quarter ended March 31, 2025 compared to 93.0% of total originations for the quarter ended March 31, 2024.
●	Mortgage banking non-interest income decreased $4.6 million, or 22.6%, to $15.7 million for the quarter ended March 31, 2025, compared to $20.3 million for the quarter ended March 31, 2024.
●	Gross margin on loans sold totaled 3.98% for the quarter ended March 31, 2025, compared to 4.10% for the quarter ended March 31, 2024.
●	Professional fees increased $853,000, or 164.0%, to $1.4 million for the quarter ended March 31, 2025, compared to $520,000 for the quarter ended March 31, 2024. The increase was primarily related to legal services and the finalization of a settlement related to a previously disclosed legal matter during the three months ended March 31, 2025. The Company maintained a $1.3 million accrual related to this legal matter as of December 31, 2024.
●	Total compensation, payroll taxes and other employee benefits decreased $2.7 million, or 18.3%, to $12.1 million during the quarter ended March 31, 2025 compared to $14.8 million during the quarter ended March 31, 2024. The decrease primarily related to decreased commission expense, branch manager pay, salary expense, and sign-on incentives driven by reduced employee headcount and a decrease in loan origination volumes and branch profitability.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended March 31,
	2025	2024
	(In Thousands, except per share amounts)
Interest income:
Loans	$25,078	$24,484
Mortgage-related securities	1,191	1,098
Debt securities, federal funds sold and short-term investments	1,486	1,323
Total interest income	27,755	26,905
Interest expense:
Deposits	11,332	8,970
Borrowings	3,847	6,798
Total interest expense	15,179	15,768
Net interest income	12,576	11,137
Provision (credit) for credit losses	(558)	67
Net interest income after provision (credit) for loan losses	13,134	11,070
Noninterest income:
Service charges on loans and deposits	593	424
Increase in cash surrender value of life insurance	481	348
Mortgage banking income	15,728	20,068
Other	295	408
Total noninterest income	17,097	21,248
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	17,047	19,876
Occupancy, office furniture, and equipment	1,929	2,108
Advertising	723	914
Data processing	1,212	1,206
Communications	235	226
Professional fees	1,736	743
Real estate owned	(10)	13
Loan processing expense	920	1,046
Other	2,558	1,418
Total noninterest expenses	26,350	27,550
Income before income taxes	3,881	4,768
Income tax expense	845	1,730
Net income	$3,036	$3,038
Income per share:
Basic	$0.17	$0.16
Diluted	$0.17	$0.16
Weighted average shares outstanding:
Basic	18,267	19,021
Diluted	18,280	19,036

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$37,459	$35,182
Federal funds sold	5,550	4,302
Interest-earning deposits in other financial institutions and other short term investments	280	277
Cash and cash equivalents	43,289	39,761
Securities available for sale (at fair value)	213,615	208,549
Loans held for sale (at fair value)	116,290	135,909
Loans receivable	1,663,519	1,680,576
Less: Allowance for credit losses ("ACL") - loans	17,905	18,247
Loans receivable, net	1,645,614	1,662,329

Office properties and equipment, net	19,223	19,389
Federal Home Loan Bank stock (at cost)	18,351	20,295
Cash surrender value of life insurance	75,093	74,612
Real estate owned, net	135	505
Prepaid expenses and other assets	43,757	48,259
Total assets	$2,175,367	$2,209,608

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$170,183	$171,115
Money market and savings deposits	296,203	283,243
Time deposits	914,814	905,539
Total deposits	1,381,200	1,359,897

Borrowings	395,853	446,519
Advance payments by borrowers for taxes	12,628	5,630
Other liabilities	44,326	58,427
Total liabilities	1,834,007	1,870,473

Shareholders' equity:
Preferred stock	-	-
Common stock	193	193
Additional paid-in capital	90,470	91,214
Retained earnings	277,521	277,196
Unearned ESOP shares	(10,386)	(10,682)
Accumulated other comprehensive loss, net of taxes	(16,438)	(18,786)
Total shareholders' equity	341,360	339,135
Total liabilities and shareholders' equity	$2,175,367	$2,209,608

Share Information
Shares outstanding	19,281	19,343
Book value per share	$17.70	$17.53

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$12,576	$12,835	$11,517	$10,679	$11,137
Provision (credit) for credit losses	(558)	367	(377)	(225)	67
Total noninterest income	17,097	19,005	22,552	26,497	21,248
Total noninterest expense	26,350	25,267	28,560	30,259	27,550
Income before income taxes	3,881	6,206	5,886	7,142	4,768
Income tax expense	845	996	1,158	1,430	1,730
Net income	$3,036	$5,210	$4,728	$5,712	$3,038
Income per share – basic	$0.17	$0.28	$0.26	$0.31	$0.16
Income per share – diluted	$0.17	$0.28	$0.26	$0.31	$0.16
Dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	0.57%	0.94%	0.83%	1.02%	0.56%
Return on average equity - QTD	3.61%	6.05%	5.55%	6.84%	3.56%
Net interest margin - QTD	2.47%	2.42%	2.13%	2.01%	2.15%

Return on average assets - YTD	0.57%	0.84%	0.81%	0.79%	0.56%
Return on average equity - YTD	3.61%	5.48%	5.30%	5.17%	3.56%
Net interest margin - YTD	2.47%	2.17%	2.09%	2.08%	2.15%

Asset Quality Ratios:
Past due loans to total loans	0.67%	0.95%	0.63%	0.76%	0.64%
Nonaccrual loans to total loans	0.45%	0.34%	0.32%	0.33%	0.29%
Nonperforming assets to total assets	0.35%	0.28%	0.25%	0.25%	0.23%
Allowance for credit losses - loans to loans receivable	1.08%	1.09%	1.07%	1.10%	1.10%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,768,617	$1,819,574	$1,870,627	$1,859,608	$1,805,102
Mortgage related securities	170,947	168,521	170,221	171,895	172,077
Debt securities, federal funds sold and short term investments	123,004	124,658	115,270	107,992	110,431
Total interest-earning assets	2,062,568	2,112,753	2,156,118	2,139,495	2,087,610
Noninterest-earning assets	105,030	100,627	104,600	104,019	103,815
Total assets	$2,167,598	$2,213,380	$2,260,718	$2,243,514	$2,191,425

Interest-bearing liabilities
Demand accounts	$87,393	$92,247	$89,334	$91,300	$87,393
Money market, savings, and escrow accounts	300,686	306,478	304,116	293,483	281,171
Certificates of deposit - retail	818,612	810,340	786,228	758,252	739,543
Certificates of deposit - brokered	97,101	59,254	-	-	-
Total interest-bearing deposits	1,303,792	1,268,319	1,179,678	1,143,035	1,108,107
Borrowings	397,053	464,964	600,570	622,771	602,724
Total interest-bearing liabilities	1,700,845	1,733,283	1,780,248	1,765,806	1,710,831
Noninterest-bearing demand deposits	80,372	87,889	91,532	93,637	92,129
Noninterest-bearing liabilities	44,905	49,645	49,787	48,315	45,484
Total liabilities	1,826,122	1,870,817	1,921,567	1,907,758	1,848,444
Equity	341,476	342,563	339,151	335,756	342,981
Total liabilities and equity	$2,167,598	$2,213,380	$2,260,718	$2,243,514	$2,191,425

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.75%	5.75%	5.65%	5.54%	5.46%
Mortgage related securities	2.83%	2.67%	2.66%	2.63%	2.57%
Debt securities, federal funds sold and short term investments	4.90%	4.85%	5.05%	4.82%	4.82%
Total interest-earning assets	5.46%	5.46%	5.39%	5.27%	5.18%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.10%	2.00%	1.94%	1.89%	1.79%
Certificates of deposit - retail	4.33%	4.53%	4.54%	4.41%	4.19%
Certificates of deposit - brokered	4.18%	4.18%	0.00%	0.00%	0.00%
Total interest-bearing deposits	3.52%	3.58%	3.53%	3.42%	3.26%
Borrowings	3.93%	4.11%	4.77%	4.92%	4.54%
Total interest-bearing liabilities	3.62%	3.72%	3.95%	3.95%	3.71%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$12,403	$12,886	$12,250	$11,234	$11,598
Provision (credit) for credit losses	(518)	331	(302)	(279)	105
Total noninterest income	1,348	1,595	1,227	1,491	990
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,212	4,883	5,326	5,116	5,360
Occupancy, office furniture and equipment	1,076	825	904	983	1,000
Advertising	171	204	311	229	174
Data processing	712	691	720	687	693
Communications	100	89	80	72	65
Professional fees	347	196	190	177	208
Real estate owned	(10)	12	-	1	13
Loan processing expense	-	-	-	-	-
Other	596	563	602	672	691
Total noninterest expense	8,204	7,463	8,133	7,937	8,204
Income before income taxes	6,065	6,687	5,646	5,067	4,279
Income tax expense	1,427	1,399	941	718	1,639
Net income	$4,638	$5,288	$4,705	$4,349	$2,640

Efficiency ratio - QTD (non-GAAP)	59.66%	51.54%	60.35%	62.37%	65.17%
Efficiency ratio - YTD (non-GAAP)	59.66%	59.58%	62.58%	63.77%	65.17%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income (loss)	$152	$(92)	$(760)	$(552)	$(541)
Provision (credit) for credit losses	(40)	36	(75)	54	(38)
Total noninterest income	15,731	17,455	21,386	25,081	20,328
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	12,054	13,781	15,930	16,886	14,756
Occupancy, office furniture and equipment	853	754	953	1,046	1,108
Advertising	552	523	615	758	740
Data processing	498	542	570	549	508
Communications	135	135	152	168	161
Professional fees	1,373	917	379	569	520
Real estate owned	-	-	-	-	-
Loan processing expense	920	486	697	861	1,046
Other	1,751	814	1,261	1,641	617
Total noninterest expense	18,136	17,952	20,557	22,478	19,456
(Loss) income before income taxes (benefit) expense	(2,213)	(625)	144	1,997	369
Income tax (benefit) expense	(588)	(428)	194	684	71
Net (loss) income	$(1,625)	$(197)	$(50)	$1,313	$298

Efficiency ratio - QTD (non-GAAP)	114.18%	103.39%	99.67%	91.64%	98.33%
Efficiency ratio - YTD (non-GAAP)	114.18%	97.74%	96.23%	94.62%	98.33%

Loan originations	$387,729	$470,650	$558,729	$634,109	$485,109
Purchase	87.5%	82.1%	88.9%	92.7%	93.0%
Refinance	12.5%	17.9%	11.1%	7.3%	7.0%
Gross margin on loans sold(1)	3.98%	3.74%	3.83%	3.93%	4.10%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations